WESTGATE BUSINESS CENTER

                         LEASE AGREEMENT

This agreement made and entered into as of the 20th day of November, 2003, by and between WESTGATE BUSINESS CENTER, hereinafter referred to as "Lessor", and Pacific Webworks, Inc. of 180 South 300 West, Suites #400, Salt Lake City, Utah 84101(address) hereinafter referred to as "Lessee".

1. PREMISES LEASED TO TENANT

A. Lessor hereby leases to Lessee those Premises located at 180 South 300 West, Salt lake City, Utah, identified as Suites #400 & 450, as shown on Exhibit A, attached hereto. The premises shall be bounded by the interior surfaces of the floors, walls, ceilings, windows and doors, together with all fixtures and improvements contained therein.

B. Lessee shall have nonexclusive right-of-way with respect to the leased premises, its improvements and the land on which they are located as may be reasonably necessary for access to and ingress and egress from the premises and the right to use for necessary purposes along with other lessees and users of the building any improvements associated with the building such as rest rooms and other non-restricted common areas.

C. Lessee shall have a nonexclusive right to the use of the parking lot on the premises as provided herein. Lessee is hereby advised that the parking lot will be leased for public parking for certain events after 5:00 P.M. and on weekends, and on those occasions parking stalls may not be available. It is expressly agreed that Lessee and its agents, servants and employees shall not occupy more than a total of 20 parking stalls in the parking lot on the premises on a regular basis. Lessee shall pay to Lessor a monthly parking fee of $25.00j per month for each stall it occupies during business hours in addition to Lessee's payment for lease of the premises, which payments shall be paid together monthly.

2. TERM OF LEASE.

This lease shall commence on January 1, 2004 , and shall continue through
December 31, 2006, for a total of   36**   months. In the event Lessee remains
in tenancy after the expiration of this lease, either party may terminate by giving the other party written notice of at least thirty (30) days prior thereto; but without such 30-day written notice this lease shall continue upon the same terms, covenants and conditions as before, on a month-to-month tenancy basis until terminated.

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3. RENT AND PAYMENT OF RENT.

A. Basic Annual Rent. For the first year of this lease Lessee agrees to pay to Lessor monthly as rental for the leased premises the amount of $**** , which shall be the "Base Lease Payment".

B. Cost of Living Increase: None.

D. Late fees. All late payments shall bear a five percent (5) late fee for each month for which the payment is received after the fifth day.

E. Payments. All payments are payable at Lessor's office at 180 South 300 West, Suite 120, Salt Lake City, Utah 84101. All payments shall be payable in advance and without demand, claims, set-offs, or counterclaims of any kind against the property leased or Lessor. Lessee's failure to pay such payments and late fees shall constitute a material breach of this lease.

  January 1, 2004 thru December 31, 2004 will be at the rate of $7,647. January 1, 2005 thru December 31, 2006 will be at the rate of $12.00 per sq.
    ft = $8,480.

4. SECURITY DEPOSIT.

Concurrently with the execution of this Lease, Lessee shall deposit with the Lessor a sum equal to the first month's rent, in the amount of ($ Transferred) , _______________________ dollars to be held as a security deposit to insure the faithful performance by Lessee of all the terms, covenants, and conditions of this least. Upon termination of this lease and vacating of the leased premises by Lessee, Lessor shall refund to Lessee within ten (10) days said deposit less any sums required to be spent by Lessor to clean up the premises or to repair damages or pay expenses caused by Lessee during the term of this lease.

5. USE OF PREMISES.

The Lessee shall use the premises for general office uses only and for no other purposes whatsoever without the prior written consent of Lessor. Lessor
hereby consents to the following express use of the premises:   Office space

Lessee shall not store nor use on the premises materials which included flammables, explosives, nor give off gases or odors, shall not contain foodstuffs except in sealed containers, shall not contain anything living, except as otherwise specifically provided herein and shall not in any manner be offensive to nor cause danger to the other tenants of the building, nor cause danger to the other tenants of the building, nor shall Lessee violate any provision of Lessor's insurance policy covering the building. Lessee shall not keep nor use on the provision of Lessor's insurance policy covering the building. Lessee shall not keep nor use on the premises any article, item or thing prohibited by the terms of the hazard insurance policy covering the building. Lessee shall not commit nor allow to be committed any waste on the premises or any nuisance or act which would disturb the quite enjoyment of the space by any other occupant of the building. Lessee shall at its own cost and expense comply with all applicable requirements of all municipal, county, state, federal and other governmental authorities at all times and shall obtain all permits or licenses and approvals that may be necessary for conduct of Lessee's business.

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6. CONDITION OF LEASED PREMISES.

Lessor shall provide Lessee within the leased premises with secure walls, doors, windows and ceilings. The building elevator, all access doors to the building and access doors to the leased premises shall be working order. Lessee shall be provided with keys to any areas necessary to allow it free and unencumbered use of its leased premises. Office spaces of the building shall be heated and air-conditioned. All other conditions of the building are accepted by Lessee as is with no additional burden on Lessor to make improvements or changes during the term of the lease except as expressly provided herein. At the termination of the lease, Lessee shall peacefully surrender the premises and all improvements therein to Lessor in the condition as good as when received, subject to reasonable wear and tear.

     See Lease Addendum Attached****

7. MAINTENANCE OF PREMISES; UTILITIES.

Following acceptance of the leased premises, Lessee shall pay for changes to the leased premises including any decorating or improvements required by it during the term of the lease. Lessor shall provide adequate utilities to the premises or Lessee's normal office usage but Lessee shall be responsible to pay for any operating costs above those incurred for normal business operations. The parties agree to the following special utility arrangements:

     None

Structural repairs, outside glass breakage, trash removal and snow removal shall be provided by Lessor. Any damages caused by Lessee shall be repaired at the expense of Lessee. No alterations to the premises shall be permitted by Lessee without the express prior written consent of Lessor. Janitorial services which shall include garbage removal and (illegible) vacuuming at a minim shall be provided twice weekly in Lessee's space and daily in all common areas.

8. TAXES.

Lessor shall pay all property taxes levied or assessed against the real estate of the leased premises during the term of this lease. Lessee shall pay all personal property taxes assessed upon the materials placed within the leased premises by Lessee. Lessee shall pay all taxes, fees and permits assessed to it or its business upon the leased premises during the term of this lease.

9. INSURANCE.

Lessor shall provide and maintain throughout the term of the lease a policy of fire and extended coverage insurance upon the premises and all fixtures and improvements thereon against loss by fire and other casualty in an amount determined by Lessor it its reasonable discretion, but such policy shall not insure Lessee's property nor office contents. Lessee shall at its own cost and expense maintain throughout the term of the lease a policy of public liability and property damage insurance against all liabilities related to its use of the premises with limits of not less than $100,000 per occurrence for personal injuries to or deaths of persons and not less than $300,000 for damage to property resulting from any one occurrence. The policy shall name as insured the Lessor and the Lessee and persons designated by Lessor. In the event Lessee fails to maintain such a policy Lessee shall be deemed to be a self-insurer for the same coverage. Lessee shall furnish Lessor with satisfactory evidence of such insurance within fifteen (15) days following Lessor's written request. Such policy shall provide that Lessor be given at least fifteen (15) days notice prior to the effective date of cancellation or of any material change in such policy of Lessee. Lessee shall obtain and maintain any required workmen's compensation insurance upon its own employees. Lessee waives all rights of recovery against Lessor or its agents on account of loss damage (illegible) to Lessee to the extent that such loss or damages are covered under any insurance policies carried by Lessee in force at the time of such loss or damage. Lessee shall cause each insurance policies carried by Lessee in force at the time of such loss or damage. Lessee shall cause each insurance policy obtained by it hereunder to provide such waiver.

10. INDEMNIFICATION AND LIENS.

Each party agrees to protect, defend, indemnify and save harmless the other from all claims liability and damages arising out of or in connection with injuries to any person or persons or the property of any person arising out of or in connection with injuries to any person or persons or the property of any person arising out of or in any manner related to Lessor's and Lessee's operations on the leased premises. This indemnification applies to all acts or omissions of the parties hereto and their agents, employees and invitees except and only for the negligence of Lessee or Lessor or their agents or employees and invitees.

11. CASUALTY LOSS.

If the premises are completely destroyed by fire or other casualty, this lease shall terminate on the date of such fire or casualty, and no rental amount shall accrue or be paid on this lease thereafter. In the event of partial destruction or damage so as to render the premises totally or partially untenable, either party may terminate this lease by giving written notice thereof to the other party within fifteen (15) days after said destruction or damage. In the event of either of the foregoing terminations, the Lessor shall not be liable for damages of any kind because of such termination. In the event of any such casualty, Lessor shall give written notice of such event within thirty (30) days of such occurrence.

12. CONDEMNATION.

If at any time during the term hereof the leased premises or any part thereof are taken or condemned by public authority under the laws of eminent domain, this lease shall terminate and all compensation if any awarded by reason of the taking shall be paid to Lessor, and Lessee shall not be entitled to any portion of the condemnation award.

13. ASSIGNMENT AND SUBLETTING.

Lessee shall not have the right to assign or encumber its rights in this lease or in the premises or to let or sublet premises or any part thereof without the prior written consent of Lessor, which consent shall not be unreasonably withheld. No consent to any such assignment, encumbrance or subletting shall constitute a waiver or consent as to any future assignment, encumbrance or subletting.

14. INSPECTION OF PREMISES.

Lessor may at all reasonable times enter upon the leased premises for the purposes of Inspection.

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15. SIGNS.

Lessor shall provide a directory to the premises and shall identify by appropriate signs the location of Lessee's business space when Lessee signs a lease for an initial term of at least one year otherwise, Lessee shall pay for all costs of such signs. No other signs of any kind shall be erected or displayed by Lessee without the prior written consent of Lessor.

16.TERMINATION.

Upon the expiration of the term of this lease or upon (illegible) ten (10) days thereafter remove from the leased premises all of its personal property and clean up and remove from the premises all rubbish and debris and restore and leave the premises in an orderly and safe condition and surrender possession thereof to Lessor, all subject to Lessor's final orderly and safe condition and surrender possession thereof to Lessor, all subject to Lessor's final approval. In the event Lessee fails to comply with these requirements, Lessor may undertake such removal and clean- up at the sole cost of Lessee. In the event Lessee fails to make payment of any rentals due hereunder or otherwise defaults in the performance of any covenant or condition of this lease, Lessor may at its option give Lessee written notice of such intention to terminate the lease. Lessee shall have a period of ten (10) days after date of such notice within which to cure such default. At the expiration of said ten (10) days the lease shall terminate without further notice and upon such termination all rights of Lessee hereunder shall cease and terminate and Lessor may reenter and retake possession of the leased premises without legal process and remove Lessee therefrom. No such termination shall release Lessee from the obligation for payment of any sums that may then be due or from any other obligations it has undertaken under the terms of this agreement. Lessee hereby expressly waives any and all rights of redemption in the event of such default.

17. REMEDIES.

Following default by Lessee of the terms of this lease Lessor shall be entitled to pursue all remedies now or hereafter provided by law for enforcing the provisions of this lease and the Lessor's rights hereunder, including the right to reenter the premises, change the locks and lock up Lessee's goods until paid all amounts due from Lessee. If Lessor does not elect to terminate Lessee's obligations to pay rent and perform according to the lease, this agreement shall continue unabated. In the event of any default hereunder by the Lessee, Lessor shall be entitled to recover from Lessee all costs and expenses incurred by Lessor in the enforcement of this lease agreement and its rights hereunder including reasonable attorney's fees and costs of court. In the event of default by Lessor, Lessee shall give Lessor written notice thereof specifying the default and Lessor shall have thirty (30) days within which to cure or rectify the same. Lessee's sole remedy in the event of a breach or default by Lessor shall be to terminate the lease agreement in which event Lessee shall vacate the leased premises within ten (10) days after such termination. Landlord shall have a lien for unpaid rent against all of Tenant's nonexempt personal property that is located in the Property and may seize such nonexempt property if Tenant fails to pay rent timely or otherwise causes damage to Landlord.. Landlord may collect a charge for packing, removing, or storing property seized in addition to any other amounts Landlord is entitled to receive. Landlord may sell or dispose of any seized property in accordance with the provisions of the Utah Code.

18. NOTICES.

All notices to be served hereunder by either party shall be in writing and shall be served by registered U.S. Mail addressed to the party to be notified with return receipt requested. Any notices to Lessor, Westgate Business Center, shall be sent to the attention of:

                                   Richard F. Gordon
                                   180 South 300 West, Suite 120
                                   Salt Lake City, Utah 84101

All notices to the Lessee shall be sent as follows:

                                   Pacific Webworks, Inc.
                                   180 South 300 West, Suite 400
                                   Salt Lake City, Utah 84101

or to such other address as the parties may from time to time hereinafter designate by notice to each other.

19. BINDING EFFECT.

This lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, legal representatives, successors in interest and assigns.

20. ENFORCEMENT.

This agreement shall be interpreted in accordance with the laws of the State of Utah and all actions brought to enforce it shall be brought before the courts of the Third Judicial District of the State of Utah.

21. OTHER.

     A. Lessor agrees to shampoo all existing carpets of Lessee during December 2003.
     B. Lessor agrees to replace the existing carpet in the new large room at the south end of Lessee's space with new carpets as soon as possible.
     C. Lessor agrees to replace all carpets in the common area hallway and foyer as soon as possible, but no later than January 2004.
     D. Lessor will replace all existing carpet in suite #400 with new carpet during December, 2004 or not later than January, 2005.
     E. Lessor agrees to repaint all common area hallway walls by end of January 2004.
     F. Lessor will repair any roof leaks immediately upon learning of them.
     G. Lessee agrees to return the new large south room which it is modifying from three small rooms into one large room back to its former layout and design at the request of Lessor at the termination of Lessee's lease.

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Executed as of the dates shown below.

LESSEE:                                  LESSOR:

By      Kenneth W. Bell                   By:    Richard Gordon
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Name    Kenneth W. Bell                   Title  Manager
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Title   CEO                               Date   11/24/03
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Date:   11/24/03
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Phone # (801) 578-9020
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Tax I.D.
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